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                                  EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT
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                 SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



            COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

            COLONIAL BANK OF TENNESSEE, A TENNESSEE BANK.

            COLONIAL BANK, ATLANTA, GEORGIA, A FEDERAL SAVINGS BANK

            THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.